Exhibit 23.1


Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-52661, 333-31636 and 333-55820) of
Mettler-Toledo International Inc. of our report dated February 8, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers AG (signed)

Zurich, Switzerland
March 22, 2001